Exhibit B
                             NATIONAL FUEL RESOURCES, INC.
                                     BALANCE SHEET


                                                AT MARCH 31,
                                   -----------------------------------------
                                          2000                  1999
                                   -------------------   -------------------
ASSETS
Current Assets:
  Cash and Temporary
    Cash Investments                      $ 5,188,160           $ 6,869,315
  Accounts Receivable                      20,691,303            14,739,837
  Accounts Receivable-Interco                 583,217                 4,839
  Reserve for Bad Debts                      (959,525)             (646,498)
  Gas Stored Underground                    2,707,465             1,821,084
  Other Current Assets                       (152,455)               29,376
                                   -------------------   -------------------
                                           28,058,165            22,817,953
                                   -------------------   -------------------

Property, Plant, and Equipment
  Furniture and Fixtures                      777,132               681,439
Less - Accumulated DD&A                      (396,904)             (202,377)
                                   -------------------   -------------------
                                              380,228               479,062
                                   -------------------   -------------------

Other Assets                                1,909,698               893,865
                                   -------------------   -------------------

                                         $ 30,348,091          $ 24,190,880
                                   ===================   ===================

LIABILITIES
Current Liabilities:
  Accounts Payable                        $ 4,053,751           $ 2,143,421
  Accrued Liabilities                       2,176,655             1,136,698
  Accounts Payable-Intercompany               285,635               279,215
  Dividends Payable - Intercompany            100,000                35,000
  Notes Payable - Intercompany              8,700,000             9,700,000
                                   -------------------   -------------------
                                           15,316,041            13,294,334
                                   -------------------   -------------------

Long Term Liabilities:
Deferred Income Taxes                      (1,070,901)             (896,907)
Miscellaneous Deferred Credits              1,632,105              (328,606)
                                   -------------------   -------------------
                                              561,204            (1,225,513)
                                   -------------------   -------------------

Stockholder's Equity:
  Common Stock                                 10,000                10,000
  Capital Paid in Excess of Par             3,490,000             3,490,000
  Retained Earnings                        10,970,846             8,622,059
                                   -------------------   -------------------
Total Equity                               14,470,846            12,122,059
                                   -------------------   -------------------

                                         $ 30,348,091          $ 24,190,880
                                   ===================   ===================